UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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MEDGENICS, INC.

(Name of Registrant as Specified In Its Charter)

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MEDGENICS, INC.
555 California Street, Suite 311
San Francisco, California  94104
___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 7, 2011
___________________

TO THE STOCKHOLDERS:

Notice is hereby given that the 2011 annual meeting of stockholders of Medgenics, Inc. will be held on Wednesday, September 7, 2011 at 10:00 a.m. local time at the offices of Lippert/Heilshorn & Associates located at 800 Third Avenue, 17th Floor, New York, New York 10022, United States for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect seven (7) persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact such other proper business as may come before the meeting and any adjournment or postponement of the meeting.

Stockholders of record at the close of business on August 15, 2011 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices at 555 California Street, Suite 311, San Francisco, California, United States.

Phyllis K. Bellin
Secretary

San Francisco, California
August 18, 2011

IMPORTANT:  Please vote your shares to assure that your shares are represented at the meeting.  You may vote in any of the ways described on the proxy card included in the accompanying materials.  If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important notice regarding the availability of proxy materials for the
Annual Meeting of Stockholders to be held on September 7, 2011

Our Proxy Statement and Annual Report to Stockholders are available at http://www.medgenics.com

MEDGENICS, INC.
555 California Street, Suite 311
San Francisco, California  94104
____________

PROXY STATEMENT
____________

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about August 18, 2011 and are furnished in connection with the solicitation of proxies by the Board of Directors of Medgenics, Inc. for use at the annual meeting of stockholders of Medgenics to be held on Wednesday, September 7, 2011 at 10:00 a.m. local time at the offices of Lippert/Heilshorn & Associates, 800 Third Avenue, 17th Floor, New York, New York 10022, and at any adjournments or postponements thereof.  The proxy statement and our 2010 annual report to stockholders are also available on the Internet at http://www.medgenics.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on August 15, 2011, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors.  Unexercised warrants and options do not entitle their holders to vote at the meeting.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of seven directors;

•	to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	to transact such other proper business as may come before the meeting and any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of record of at least one third of the votes represented by our issued and outstanding stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 9,638,948 shares of common stock outstanding and entitled to vote at the meeting.  Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What vote is needed to approve each proposal?

Assuming a quorum is present, directors will be elected by the holders of the majority of the shares present and voting at the meeting. Furthermore, assuming a quorum is present, the ratification of the appointment of our independent registered public accounting firm requires the approval of a majority of the votes cast at the meeting.  Any other matters properly presented at the meeting for stockholder approval will also require the approval of a majority of the votes cast at the meeting, unless more than a majority of the votes cast is required to approve such other matters under Delaware law. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against,” will not be counted as “votes cast” and will have no effect on proposals brought before the meeting. Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, such as the election of directors (as discussed further below), will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitle stockholders to appraisal rights under Delaware law or our charter.

Can I revoke my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you wish to revoke your proxy by filing a written notice with our Corporate Secretary, we must receive your written notice no later than 72 hours before the beginning of the annual meeting.  If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

How do I vote?

Voting in Person at the Meeting.  If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in “street” name or by a nominee and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” or letter of representation from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.  If you hold your shares of common stock in your own name as a holder of record with our transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

•	By Mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•
By Internet.  You may also have the option to authorize a proxy to vote your shares by the Internet. If this option is available to you, the website for Internet proxy authorization will be printed on your proxy card. Internet proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on September 7, 2011. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in “Street” or Nominee Name.  If your shares of common stock are held in “street” name or by a nominee, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. Without your instructions, your broker is permitted to use its own discretion and vote your shares on certain routine matters (such as the ratification of our independent registered public accounting firm) but is not permitted to use discretion and vote your shares on non-routine matters (such as the election of directors).

Voting by Proxy for Shares Represented by Depository Interests.  If you hold interests in shares of common stock through depository interests in CREST outside of the United States, you may instruct Capita IRG Trustees Limited how to vote your interests in one of the following ways:

•
By Mail. If you would like to authorize Capita IRG Trustees Limited to vote your interests by mail, then please mark, sign and date the enclosed form of direction and return it promptly in the postage-paid envelope provided.

•
Electronic Voting.  Depository interests may also be voted through the CREST Proxy Voting Service in accordance with the procedures set out in the CREST manual.  IF YOU AUTHORIZE A PROXY VIA THE CREST PROXY VOTING SERVICE, YOU DO NOT NEED TO RETURN YOUR FORM OF DIRECTION.

Please see the enclosed proxy card or form of direction for further instructions on how to submit your vote.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for directors listed in Proposal 1, “for” ratification of our Audit Committee’s selection of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and as recommended by our Board of Directors with regard to all other matters in its discretion.

What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of the nominees proposed in this proxy statement to serve on our Board of Directors is unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How are proxies solicited and who paid for this proxy solicitation?

Solicitation of proxies will be primarily by mail. However, our directors and officers also may solicit proxies by email, telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

What are the requirements for presenting stockholder proposals and director nominations?

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2012, or notice of any stockholder proposal or director nomination intended to be presented at our 2012 annual meeting of stockholders, must be received by our Corporate Secretary at our principal executive offices at Medgenics, Inc., 555 California Street, Suite 311, San Francisco, California 94104, by April 20, 2012, unless the date of our 2012 annual meeting is more than 30 days before or after the one-year anniversary date of our 2011 annual meeting.  In that case, we will disclose the new deadline by which stockholder proposals and director nominations must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, if applicable, and any applicable requirements of our bylaws and Delaware law.  For additional information on how stockholders can recommend candidates to our Board of Directors, see “Board Committees – Nominating and Corporate Governance Committee – Process for Recommending Candidates to our Board of Directors” below.

What other information should I review before voting?

For your review, our 2010 annual report to stockholders, which includes financial statements for the fiscal year ended December 31, 2010, is being mailed to you concurrently with the mailing of this proxy statement. The 2010 annual report to stockholders, however, is not part of the proxy solicitation material. You may also obtain, free of charge, a copy of our 2010 annual report to stockholders on our website at http://www.medgenics.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, which we sometimes refer to as the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the annual meeting, all seven of our directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Following the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated all current directors for re-election at the annual meeting. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Assuming a quorum is present, directors will be elected at the annual meeting by the holders of the majority of the shares present and voting at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present.  In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN THIS PROPOSAL 1. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, all of whom currently serve as our directors, and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of August 2011. Each executive officer is elected annually by our Board of Directors at the first meeting after each annual meeting of stockholders and holds office until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal.

Eugene Andrew Bauer, M.D., Executive Chairman of the Board of Directors

Dr. Bauer, 69, has been a member of Medgenics’ Board since March 2001 and has been our Chairman of the Board since July 2005. In October 2010, Dr. Bauer assumed the role of Executive Chairman of the Board. He is a Lucy Becker Emeritus Professor in the School of Medicine at Stanford University. Dr. Bauer served as dean of the Stanford University School of Medicine from 1995 – 2001 and as chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 – 1995. He is currently chairman of the Board of Directors of Vyteris, Inc., a public company and the maker of the first U.S. Food and Drug Administration (FDA)-approved ready-to-use drug delivery patch. He also serves as a director of a number of other life science and development stage biopharmaceutical companies and medical services companies, including privately held Dr. Tattoff, Inc. He was a co-founder and emeritus member of the Board of Directors of Connetics Corporation, a publicly traded, dermatology-focused therapeutics company which was acquired by Steifel Laboratories and sold to GlaxoSmithKline, Inc. He also served as a director of Protalex, Inc., Peplin Biotech, Ltd., PetDRx, Inc. and Modigene Inc., a life sciences company that is developing technology to lengthen the life of various proteins, including erythropoietin (EPO) and interferon alpha (IFN-α). Dr. Bauer was a U.S. National Institute of Health (NIH)-funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies including the Institute of Medicine of the National Academy of Sciences. He received an M.D. from Northwestern University.

Dr. Bauer’s extensive experience managing biopharmaceutical and life science companies, together with his vast medical background, makes him particularly well-suited to be our Chairman.

Andrew Leonard Pearlman, Ph.D., Chief Executive Officer, President and Director

Dr. Pearlman, 60, was appointed to our Board on February 1, 2000 and is the founder and CEO of Medgenics. Dr. Pearlman has over 25 years experience founding and managing biotechnology and medical device companies, as well as inventing and developing biomedical technology. Prior to founding our company, Dr. Pearlman founded and served as CEO and chief scientist for TransScan Research & Development Co., Limited, under whose leadership the company’s product, the T-scan 2000 breast impedance scanner, was the first new medical imaging method for cancer detection to receive FDA pre-market approval in over 20 years. He has also founded or co-founded several other companies in the fields of diagnosis and patient monitoring. Dr. Pearlman holds a Ph.D. in biophysics from the University of California, Berkley, where he completed his doctoral thesis under Nobel Laureates — Professors Melvin Calvin and Donald Glaser.

As the founder of our company, Dr. Pearlman has the greatest history and familiarity with our technology.  We believe this history, combined with his experience inventing and developing biomedical technology, makes him uniquely qualified to serve as a member of our Board.

Joel Stephen Kanter, Director

Mr. Kanter, 54, has been a member of our Board since August 2000. Since 1986 he has served as president of Windy City, Inc., a privately held investment company specializing in early stage venture capital. Mr. Kanter serves on the Board of Directors of several public companies, including Magna-Lab, Inc., formerly involved in the development of a cardiac MRI device; Vyteris, Inc., a drug delivery company that manufactures the first FDA approved ready-to-use drug delivery patch; and WaferGen, Inc., which develops, manufactures and sells systems for gene expression and genotyping. Mr. Kanter is also on the board of a number of private concerns involved in the medical and pharmaceutical arenas, including First Wave Technologies, providing business expertise to seed stage companies and projects; Pacific Biosciences, Inc., the manufacturer of the Clarisonic dermatological product; and Prescient Medical, Inc., a cardiology products company that has developed a methodology for identifying and treating vulnerable plaque. He is a trustee and past president of the board of trustees of The Langley School in McLean, Virginia, and a trustee of Union Institute & University. Mr. Kanter is also the current board chair of the Black Student Fund and a vice-chair of the Kennedy Center’s National Committee on the Performing Arts.  Mr. Kanter received a Bachelor of Arts in Political Science and a Bachelor of Science in Psychology from Tulane University.

Mr. Kanter has been involved with our company since its inception and has broad experience with other companies in the life sciences and biotechnology industries as an investor and director.  We believe this highly qualifies him as a member of our Board.

Gary Allan Brukardt, Director

Mr. Brukardt, 65, has over 30 years of experience in the healthcare industry and was appointed to our Board in September 2006. He was a founder of Specialty Care Services Group LLC, and currently serves as its chairman and chief executive officer. He is also a member of the Board of Directors of MediSync Bioservices. From 1991 to 1996, he was executive vice president of Baptist Health Care Affiliates, a company that provides occupational medical centers/programs, urgent care, home healthcare, managed care, corporate health services, management of hospitals and hospital joint ventures and an ambulatory surgery center. During the same period, Mr. Brukardt was chairman of HealthNet Management, Inc., a managed care services company. From 1996 to 2003, he was executive vice president and chief operating officer of Renal Care Group, after which time he served as its president and chief executive officer. Mr. Brukardt led Renal Care Group’s $3.5 billion acquisition by Fresenius Medical Care in March 2006, which resulted in the creation of the world’s largest integrated provider of dialysis services. After the close of the transaction, Mr. Brukardt held the position of vice chairman, Fresenius North America and chief executive officer, Global Disease Management/Ambulatory Services until September 2006. Mr. Brukardt received a Bachelor of Arts from the University of Wisconsin at Oshkosh and his MBA in International Management from Thunderbird School of Global Management.

We believe that Mr. Brukardt’s extensive business experience at healthcare companies, particularly those dealing with renal disease, is a vital asset to our Board and highly qualifies him as a member of our Board.

Stephen Devon McMurray, M.D., Director

Dr. McMurray, 64, was appointed to our Board in December 2005. Dr. McMurray is Vice President, Clinical Integrated Care Management Services for Village Health, a subsidiary of Davita Inc. Dr. McMurray was one of the founders of Renal Care Group, Inc., a company that provided chronic dialysis services. He served on the Board of Renal Care Group until its $3.5 billion acquisition by Fresenius in March 2006. He is a past member of the Renal Physicians Association Board and has authored a myriad of articles on renal-related topics published in professional medical journals. Dr. McMurray is active in developing processes to improve patient care and outcomes. Dr. McMurray served as the medical director of the Fresenius Medical Care Health Plan from May 2006 to July 2010 and as Medical Director of Integrated Care for Fresenius Medical Care —  North America from March 2006 to July 2010. Dr. McMurray received an M.D. from Indiana University Medical School in 1972, followed by medicine residency and nephrology fellowship at Indiana University Medical Center.

We believe that Dr. McMurray’s business experience and expertise as a medical doctor in the renal treatment arena, which is the focus of one of our primary product candidates, adds significant value to our Board.

Alastair Clemow, Ph.D., Director

Dr. Clemow, 60, was appointed to our Board in August 2010. Dr. Clemow serves as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. Previously he held the position of President & Chief Executive Officer in a number of companies that he helped found including Nexgen Spine, which developed an artificial spinal disc, Gelifex Inc., which developed an innovative spinal nucleus replacement implant and which was acquired by Synthes Spine in 2004, and also Minimally Invasive Surgical Technologies, which developed a novel series of implants for minimally invasive total knee replacement and which was acquired by MAKO in 2005. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc. and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow serves or has served on the boards of numerous private and public companies, including BioMedical Enterprises, Inc. (since 2003), Kinetic Muscles Inc. (since 2007), Vyteris Inc. (since 2011), Regentis Ltd. (since 2011), HydroCision, Inc. (from 2005 to 2010), Echo Healthcare Inc. (from 2006 to 2009), Modigene Inc. (from 2006 to 2009) and Encore Medical (from 2002 to 2007). Dr. Clemow holds an M.B.A. in Finance from Columbia University and a Ph.D. in Metallurgy from University of Surrey, Guildford, United Kingdom.

With over 30 years of senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is a valuable asset to our Board.

Isaac Blech, Director

Mr. Blech, 61, was appointed to our Board in June 2011 upon the recommendation of our CEO and certain other members of our Board who had grown familiar with Mr. Blech as a major investor in our company.  Prior to his election as a director, he had served as a member of our Strategic Advisory Board since February 2011.  Mr. Blech is a renowned biotechnology industry investor, who, over the past three decades, has founded and served on the board of several companies which have produced major advances in a broad array of diseases, including the diagnosis of chlamydia, herpes, syphilis and HIV, and the treatment of cystic fibrosis, sexual dysfunction, multiple myeloma and brain cancer. The companies he established include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation and Genetics Systems Corporation.  Mr. Blech is a major shareholder and a Director of BillMyParents, Inc. (formerly Socialwise, Inc.), an innovator in e-commerce for the youth market, ContraFect Corporation, a company developing therapies for infectious diseases, and Premier Alliance Group, Inc., a public financial consulting company.  Mr. Blech is also a major shareholder of Stratus Media Group, Inc., a public company that owns, promotes and operates live entertainment events.  Mr. Blech is also a founder, Director and major shareholder of Cerecor Inc., a private company developing new treatments for central nervous system disorders.

Mr. Blech’s broad experience as a founder, director and major investor in numerous public and private biotechnology companies, combined with his past experience as a member of our Strategic Advisory Board, adds valuable insight to our Board and highly qualifies him as a member of our Board.

Executive Officers who are not Directors

Clarence L. “Butch” Dellio, Chief Operating Officer

Mr. Dellio, 65, joined our company in July 2011.  Prior to that, Mr. Dellio was a consultant to a variety of emerging biotechnology and medical technology companies, providing facilities, manufacturing, clinical and regulatory expertise to therapeutics and diagnostics companies.  From 2004 to 2008 Mr. Dellio served as President and Chief Operating Officer of Neosil, Inc., a venture-backed dermatology company that subsequently merged with Peplin, Inc.  Prior to his position with Neosil, he was Chief Operating Officer of XOMA Ltd., a publicly held biotechnology company focused on peptides and monoclonal antibodies.  Mr. Dellio was with XOMA from 1984 to 2004.  Prior to being appointed the Chief Operating Officer of XOMA, he held a series of progressively responsible positions from Chief Financial Officer to Vice President Manufacturing to Senior Vice President Operations, where he led a staff of 70 in manufacturing, facilities, process development, quality audit/quality control, purchasing and information technology.  Previously Mr. Dellio was Vice President Manufacturing/New Product Development Manager at Becton-Dickinson & Company, a global medical technology company.  During his 11 years at Becton-Dickinson he held various positions in multiple divisions, including Director of Planning, Division Controller, Strategic Business Unit Controller and Cost/Staff Accountant.  Mr. Dellio earned his Bachelor of Science in Accounting from Bentley College and served in the U.S. Air Force.

Baruch Stern, Ph.D., Chief Scientific Officer

Dr. Stern, 51, joined our company in May 2006. He received a Ph.D. in molecular biology and biotechnology from Tel Aviv University in 1994 and completed a postdoctoral fellowship at the NIH. Dr. Stern has extensive academic and industry experience in cell and tissue engineering, as well as a wide range of applied molecular and cellular biology technologies. From 2001 to 2004, he was group development leader of the microbiology section at our company, where he spearheaded tissue engineering and development of the Biopump Platform Technology, including viral vector and assay development. Dr. Stern was also instrumental in creating and implementing Good Manufacturing Practice (GMP) production and standard operating procedures for our phase I clinical trial, as well as assisting the development of our skin harvesting, handling and implantation devices. From 2004 to 2006, he served as tissue engineering project manager at ProChon Biotech Limited, a company developing cell therapy solutions to damaged cartilage.

Phyllis Bellin, Director of Finance and Administration, Treasurer and Corporate Secretary

Ms. Bellin, 61, joined our company in November 2005. She received an MBA from Columbia University. Since 1980, Ms. Bellin has managed finance and administration for several early stage high-tech ventures in Israel. Most recently, she was a founder and vice president of Gintec Active Safety Limited and was responsible for finance and administration of its subsidiaries including RoadEye Limited.

Stephen Bellomo, Vice President of Product Development and Intellectual Property

Mr. Bellomo, 43, has over ten years of experience in management roles in medical device and biotech industries. He has served as our Vice President of Product Development and Intellectual Property and as Chief Operating Officer of Medgenics Medical (Israel) Limited, or MMI, our Israeli wholly-owned subsidiary, since July 2011.  Prior to that, he served as our Chief Operating Officer since December 2009.  Prior to rejoining us in March 2007 as Vice President Program Management and Product Development of MMI, he was the chief technology officer for Allium Medical, a urinary and gastrointestinal stent company, where he was responsible for all development and production activities. From March 2005 to July 2006, Mr. Bellomo was the Director of Special Projects for Glucon Medical, where he led the development of an automated glucose reader to support intensive insulin therapy in critical care applications. Mr. Bellomo held application development and marketing positions at Galil Medical, a cryosurgical device company. From January 2001 to August 2004, Mr. Bellomo was the Director of Device Development for our company. Mr. Bellomo received a Master of Science in Mechanical Engineering from the Technion Israel Institute of Technology, and a Bachelor of Engineering in Mechanical Engineering from The Cooper Union for the Advancement of Science and Art.

Director Independence

Our Board of Directors has determined that each of our directors, with the exception of Dr. Bauer and Dr. Pearlman, qualifies as “independent” under the listing standards of the NYSE Amex, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which such director serves.

Board Leadership Structure and Role in Risk Oversight

In accordance with our bylaws, our Board of Directors elects our President (who is our Chief Executive Officer) and may elect a Chairman of the Board, who serves as our Chief Executive Officer if there is no President.  Each of these positions may be held by the same or separate persons.  Our Board has not adopted a policy as to whether the role of the President and Chairman of the Board should be separate. However, these positions are currently held by separate persons.  We believe that separating these positions better allows our President to focus on our day-to-day business, while allowing the Chairman to lead our Board in providing advice to and oversight of management and to establish the agenda and preside at meetings of our stockholders and Board of Directors.  We also believe that having Board leadership independent of management helps ensure critical and independent thinking with respect to our strategy and performance.  Our Chief Executive Officer is a member of our Board of Directors, which helps to ensure that management’s insight is directly available to the directors in their deliberations.

Although the President and Chairman positions are held by separate persons, neither is independent under the listing standards of the NYSE Amex.  Our Board has not appointed a lead independent director at this time.  Our Board believes it maintains effective independent oversight through a number of governance practices, including open and direct communications with management, input on meeting agendas and regular executive sessions.  Furthermore, our Board believes that its small size, currently at seven members, and the extensive overlap of the independent directors on our three standing committees obviate the need for a single individual to assume, and be compensated for, the communication and coordination function of a lead independent director.  As the composition of our Board changes and/or grows in the future, our Board intends to reevaluate the need for a lead independent director.

Our Board of Directors has an active role in overseeing management of our risks.  The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each.  The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management.  Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also evaluates the policies implemented by management to assure the adequacy of internal controls and the financial reporting process, including security surrounding assets and computerized information systems, and to monitor compliance with laws and regulations and our code of business conduct and ethics.  It is also the responsibility of the Audit Committee to investigate employee misconduct or fraud.

Board Committees

Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. From time to time, our Board may form additional committees to address specific issues or tasks.

Audit Committee

Our Audit Committee has primary responsibility for monitoring the quality of internal financial controls and ensuring that our financial performance is properly measured and reported on. It receives and reviews reports from management and auditors relating to the quarterly and annual accounts and the accounting and internal control systems in use throughout our company.

Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets not less than quarterly and has unrestricted access to our auditors.

Members of the Audit Committee are Joel Kanter (as Chairman), Gary Brukardt and Alastair Clemow, each of whom satisfies the independence requirements of NYSE Amex and SEC rules and regulations. Mr. Kanter qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Kanter as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and our Board of Directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

Our Audit Committee met three times in the fiscal year ended December 31, 2010. Our Audit Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Compensation Committee

Our Compensation Committee is responsible for setting our overall compensation policy, and reviews and determines the compensation paid to our executive officers and directors.  The Committee annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of those goals and objectives.  The Committee also periodically reviews and has the authority to determine and approve, or review and recommend to our Board for approval if the Committee so elects, all other senior executive officer compensation.  Our Compensation Committee also makes recommendations to our Board on proposals for the granting of share options and other equity incentives pursuant to any share option scheme or equity incentive scheme in operation from time to time.  Our Chief Executive Officer makes recommendations to the Compensation Committee as to option grants for our other executive officers and assists the Committee in determining if bonus goals have been met. The Compensation Committee meets at least three times each fiscal year and at such other times as the Chairman of the Committee shall require.

The Compensation Committee may form and delegate authority and responsibilities to any subcommittee or any member of the Committee for any purpose that the Committee deems appropriate.  The Committee has the authority to retain outside professionals, consultants or advisors as it determines appropriate to assist in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of compensation for our executive officers and directors, and to approve the outside consultant’s or advisor’s fees and other retention terms.  The Committee has full authority to commission any reports or surveys which it deems necessary to help it fulfill its obligations.

In late 2009, the Compensation Committee engaged WNB Consulting LLC to provide analyses of director compensation levels at our company.  WNB Consulting was asked to complete a competitive review of director compensation using at least two survey sources allowing for a focus on companies in our industry and of comparable size, and to deliver a report to the Compensation Committee including information on amounts provided for the retainer, board and committee meeting fees, chairmanship fees and annual equity grants.  WNB Consulting was also asked to present recommendations to the Compensation Committee based on its findings.  In 2010, WNB Consulting met with the Compensation Committee to present its report and discuss its findings and recommendations.

Members of the Compensation Committee are Stephen McMurray (as Chairman), Isaac Blech and Joel Kanter, each of whom satisfies the independence requirements of NYSE Amex. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Compensation Committee met six times in the fiscal year ended December 31, 2010. Our Compensation Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the process for considering future appointments to our Board and makes recommendations to our Board of candidates for appointment and annual election. The Nominating and Corporate Governance Committee meets at least once during each fiscal year and at such other times as the chairman of the committee requires.

Members of the Nominating and Corporate Governance Committee are Alastair Clemow (as Chairman), Joel Kanter, Stephen McMurray, Gary Brukardt and Isaac Blech, each of whom satisfies the independence requirements of NYSE Amex.

Our Nominating and Corporate Governance Committee was established in 2011.  Our Nominating and Corporate Governance Committee is governed by a charter, which is available on our website at http://www.medgenics.com.  The charter sets forth the criteria for selecting potential Board members, which include, among other things, the possession of experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity and diversity so as to enhance our Board’s ability to manage and direct the affairs and business of our company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the listing standards of the NYSE Amex.  Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In identifying suitable candidates, the Committee may use open advertising or the services of external advisers to facilitate the search.  Each of the candidates for director named in this proxy statement has been recommended by the Nominating and Corporate Governance Committee and approved by our Board of Directors for inclusion on the enclosed proxy card.

Process for Recommending Candidates to our Board of Directors

The charter of our Nominating and Corporate Governance Committee also provides for the consideration of candidates for election to our Board of Directors recommended by stockholders.  Our Nominating and Corporate Governance Committee will evaluate a director candidate recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise.  Stockholder recommendations for candidates to our Board of Directors must be directed in writing to our Corporate Secretary, Medgenics, Inc., 555 California Street, Suite 311, San Francisco, California 94104, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve and information regarding any relationships between the candidate and Medgenics, and evidence of the recommending stockholder’s ownership of our stock.  Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for selecting potential Board members described above.  This information should be submitted in the time frame described under “Questions and Answers About the Annual Meeting – What are the requirements for presenting stockholder proposals and director nominations?” above.

Meetings and Attendance

Our Board of Directors met 10 times in the fiscal year ended December 31, 2010.  Each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2010 during their respective periods of service, except as noted below.  Mr. Brukardt attended 50% and Dr. McMurray attended 70% of the meetings of our Board of Directors in 2010.  Mr. Brukardt attended 33% of the meetings of the Audit Committee in 2010, and Dr. Clemow did not attend the one meeting of the Audit Committee in 2010 during which he served as a member of the Committee.

We encourage but do not require board members to attend our annual meetings of stockholders.  All of our directors (other than Dr. Clemow and Mr. Blech, who were not directors at the time) were in attendance at our annual meeting of stockholders in 2010.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Code of Business Conduct and Ethics is available on our website at http://www.medgenics.com.  We intend to disclose on our website any amendment to, or waiver from, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the NYSE Amex.

Stockholder Communications

Stockholders who wish to communicate with our Board of Directors, committee chairmen, any other individual director or the non-management or independent directors as a group are welcome to do so in writing, addressed to the director(s) or the entire Board of Directors, in care of our Corporate Secretary, Medgenics, Inc., 555 California Street, Suite 311, San Francisco, California 94104.  Anyone wishing to contact our Audit Committee may do so in writing, addressed to the attention of the Chairman of the Audit Committee, Medgenics, Inc., 555 California Street, Suite 311, San Francisco, California 94104.  To make confidential submissions to either of the above, please indicate “confidential” on any correspondence.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table shows the compensation for fiscal years 2009 and 2010 awarded to or earned by our President and Chief Executive Officer, our Director of Finance and Administration and our other three most highly-compensated executive officers serving in such capacities as of December 31, 2010. The persons listed in the following Summary Compensation Table are referred to herein as the “Named Executive Officers.”

Name and Principal Position	Year	Salary(*) ($)		Bonus(**) ($)	Stock Awards(***) ($)		Option Awards(***) ($)		All Other Compensation (****) ($)		Total ($)
Eugene A. Bauer
Executive Chairman	2010	34,208	(1)	—	285,234	(2)	52,386	(3)	—		371,828

Andrew L. Pearlman
President and	2010	308,845	(4)	88,750	—		1,426,472	(5)	50,443	(6)	1,874,510
Chief Executive Officer	2009	198,600		62,500	—		—		34,489	(7)	295,589

Stephen Bellomo
Former Chief Operating	2010	157,010		29,750	—		—		42,364	(9)	229,124
Officer(8)	2009	99,146		16,312	—		—		31,228	(10)	146,686

Baruch Stern	2010	143,211		25,000	—		—		45,619	(11)	213,830
Chief Scientific Officer	2009	95,673		21,250	—		—		37,544	(12)	154,467

Phyllis Bellin
Director of Finance and	2010	129,468		25,000	—		—		34,227	(13)	188,695
Administration	2009	90,378		21,250	—		—		27,801	(14)	139,429
___________

*	In 2009, the employees took a voluntary pay cut from March through September.
**	2009 bonuses had been accrued as of December 31, 2009 and were paid in 2010. 2010 bonuses were accrued as of December 31, 2010 and were paid in July 2011.
***
For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(i) to the consolidated financial statements included in the 2010 annual report to stockholders.

****
Under Israeli law, companies are liable for mandatory severance payments of 8.33% of each monthly salary paid to Israeli employees. Our Israeli subsidiary, MMI, makes monthly payments of such amount into severance funds. These payments are included in the managers insurance below.

(1)	Includes $4,208 of fees earned or paid in cash for services as a director.
(2)	Represents the fair value of 57,142 shares of restricted stock granted to Dr. Bauer.
(3)	Represents the fair value of a one-time grant of an option to purchase 28,571 shares of common stock to Dr. Bauer in his capacity as a director.
(4)	Dr. Pearlman does not receive any additional compensation for his service as a director.
(5)	Represents the fair value of the extension of the expiry date of certain warrants and options from March 31, 2011 to March 31, 2016.
(6)	Includes $40,219 for managers insurance, $6,250 for disability insurance and $3,789 for the advanced study fund.
(7)	Includes $26,010 for managers insurance, $4,878 for disability insurance and $3,601 for the advanced study fund.
(8)
Upon the appointment of Clarence Dellio as our Chief Operating Officer effective as of July 1, 2011, Mr. Bellomo assumed the positions of Vice President of Product Development and Intellectual Property of Medgenics and Chief Operating Officer of MMI.

(9)	Includes $20,749 for managers insurance, $1,370 for disability insurance, $3,789 for the advanced study fund and $16,350 for car allowance.
(10)	Includes $13,031 for managers insurance, $606 for disability insurance, $3,601 for the advanced study fund and $13,990 for car allowance.
(11)	Includes $18,887 for managers insurance, $3,015 for disability insurance, $3,789 for the advanced study fund and $19,841 for car allowance.
(12)	Includes $12,601 for managers insurance, $2,363 for disability insurance, $3,601 for the advanced study fund and $18,979 for car allowance.
(13)	Includes $17,057 for managers insurance, $1,080 for disability insurance, $3,789 for the advanced study fund and $12,229 for car allowance.
(14)	Includes $11,850 for managers insurance, $889 for disability insurance, $3,601 for the advanced study fund and $11,462 for car allowance.

Employment Agreements and Consulting Arrangements

Dr. Andrew L. Pearlman, President and Chief Executive Officer

We entered into an agreement with Dr. Pearlman on June 1, 2007, amending and restating a previous agreement dated July 7, 2005, and providing that Dr. Pearlman will continue to serve as our President and Chief Executive Officer. The agreement was subsequently amended in 2008 to increase the compensation. The term of the agreement is perpetual unless terminated for disability, death or cause. In addition, either party may terminate the agreement without cause by providing three months prior written notice to the other party. In the event we terminate the agreement, we may determine that Dr. Pearlman’s employment should cease immediately upon written notice (without a prior notice period), and in such an event we are required to pay Dr. Pearlman a lump sum payment equal in amount to three months of his then-current salary and other benefits that would otherwise be payable to him during the prior notice period. In the event we terminate the agreement without cause, Dr. Pearlman is entitled to the payment of his full salary, including insurance and social benefits, during a period of fifteen months following the effective date of such termination. These severance amounts are in addition to severance fund payments mandated by Israeli law described below.

The agreement provides for a monthly gross salary of NIS equal to $250,000 per year ($20,833 per month) calculated at the representative rate of the US dollar published by the Bank of Israel and known at the time of payment. Dr. Pearlman is eligible for adjustments in salary and additional benefits, including bonuses, in our Board’s discretion. Dr. Pearlman is eligible to receive an annual cash bonus in the sole discretion of our Board of up to $125,000 per year based upon the achievement of individual goals and corporate milestones to be agreed between Dr. Pearlman and our Board. Dr. Pearlman is entitled to participate in or receive benefits under our social insurance and benefits plans, including but not limited to managers insurance (“bituach minahlim”), disability insurance and an advanced study fund (“keren hishtalmut”). These are customary benefits provided to all employees based in Israel (other than those in very junior positions). A management insurance fund is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An advanced study fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes. We pay certain percentages of Dr. Pearlman’s salary towards these insurance and benefits plans, including 5% to managers insurance, up to 2.5% percent to disability insurance, 8.33% to severance compensation and 7.5% to the advanced study fund.

In March 2009, Dr. Pearlman agreed to a 37.5% voluntary salary reduction to $13,021 per month to ease cash concerns at the time. Dr. Pearlman’s salary reverted to $20,833 per month in October 2009. Although we were under no formal obligation to do so, in 2010 we repaid Dr. Pearlman the $54,684 in foregone salary.

In 2006 we granted options to Dr. Pearlman to purchase 182,806 shares of common stock at an exercise price of $2.49 per share, all of which are currently vested. In 2010, we extended the expiration date of such options to March 31, 2016. We agreed in the 2007 agreement to grant Dr. Pearlman additional options to purchase 91,403 shares of common stock at an exercise price of $7.35, which was equal to the share price upon admission to AIM. These options were set to vest over a four year period, and will fully vest pursuant to the terms and conditions of our 2006 Stock Incentive Plan and pursuant to our standard form of option agreement.

Dr. Pearlman has also agreed in the agreement to a one-year post-termination covenant not-to-compete or employ or seek to hire any of our employees.

Dr. Eugene Bauer, Executive Chairman of the Board

We entered into a consulting agreement with Dr. Bauer under which he provides financial, strategic, business development, investor relations and clinical and regulatory consulting services to us. The consulting agreement provides for an annual consulting fee of $180,000. In addition, we issued to him 57,142 shares of restricted common stock. The restrictions on such common stock will lapse with respect to 25% of the shares in October 2012, with respect to an additional 25% of the shares in October 2013 and with respect to the remainder in October 2014. We do not provide any bonus, profit sharing, insurance, health or similar benefits to Dr. Bauer, although we have agreed to reimburse his reasonable business expenses.

Stephen Bellomo, Former Chief Operating Officer

Our wholly-owned subsidiary MMI entered into an agreement with Mr. Bellomo on March 18, 2007, providing that Mr. Bellomo will serve as Vice President Program Management and Product Development of MMI. Mr. Bellomo was appointed Chief Operating Officer of Medgenics in December 2009. Upon the appointment of Clarence Dellio as our Chief Operating Officer effective as of July 1, 2011, Mr. Bellomo assumed the positions of Vice President of Product Development and Intellectual Property of Medgenics and Chief Operating Officer of MMI.  The term of Mr. Bellomo’s agreement is perpetual unless terminated for disability, death or cause. In addition, either party may terminate the agreement without cause upon two months prior written notice to the other party. In the event we terminate the agreement, we may determine that Mr. Bellomo’s employment cease immediately or at any time prior to the expiration of the prior notice period, and in such an event we will pay Mr. Bellomo an amount equal to the salary which would have been paid during the remaining prior notice period. If we terminate the agreement without cause, we must continue to pay an amount equal to his monthly salary, including insurance and social benefits, for a period of four months plus an additional month for each 12 months of employment after completion of his first 12 months of employment after the effective date. These severance amounts are in addition to severance fund payments mandated by Israeli law described below.

The agreement provides for a monthly gross salary of NIS 40,200 ($10,600), with a discretionary bonus and additional benefits subject to review by the Chief Executive Officer and approval of our Board. Mr. Bellomo is eligible to receive an annual cash bonus in the sole discretion of our Board of up to $20,000 per year based upon corporate and personal performance criteria as established by the Chief Executive Officer and our Board. Mr. Bellomo is also eligible to receive an annual cash bonus in the sole discretion of our Board of up to $15,000 per year based upon personal and team leadership performance criteria as established by the Chief Executive Officer and our Board.

Mr. Bellomo is entitled to participate in or receive benefits under our social insurance and benefits plans, including but not limited to managers insurance (“bituach minahlim”), disability insurance and an advanced study fund (“keren hishtalmut”). We pay certain percentages of Mr. Bellomo’s salary towards these insurance and benefits plans, including 5% to managers insurance, up to 2.5% percent to disability insurance, 8.33% to severance compensation and 7.5% to the advanced study fund. Mr. Bellomo is entitled to the use of a company car.

In March 2009, Mr. Bellomo agreed to a 35% voluntary salary reduction to $6,900 per month to ease cash concerns at the time. Mr. Bellomo’s salary reverted to $10,600 per month in October 2009. Although we were under no formal obligation to do so, in 2010 we repaid Mr. Bellomo the $25,900 in foregone salary.

Under the agreement, we granted options to Mr. Bellomo to purchase up to 42,783 shares of common stock pursuant to the 2006 Stock Incentive Plan, of which 32,087 had vested as of December 31, 2010.  The final of four equal installments vested on March 18, 2011. The options have a five year term and an exercise price of $4.10 per share. In addition, Mr. Bellomo was subsequently granted options in November 2007 to purchase an additional 891 shares, set to vest in four equal installments, having a five year term and an exercise price of $7.35 per share.

Mr. Bellomo has also agreed in the agreement to a one-year post-termination covenant not to compete.

Dr. Baruch Stern, Chief Scientific Officer

MMI entered into an employment agreement on April 20, 2006 to employ Dr. Stern as Bioscience Director of MMI. We promoted Dr. Stern to Chief Scientific Officer of Medgenics in December 2009. The term of Dr. Stern’s employment agreement continues until either we or he decides to voluntarily terminate upon three months’ notice. We also have certain rights to terminate for cause, death or disability. If we terminate the agreement without cause, we must continue to pay an amount equal to his monthly salary, including insurance and social benefits, for a period of six months plus an additional month for each 12 months of employment after completion of his first 12 months of employment after the effective date. These severance amounts are in addition to severance fund payments mandated by Israeli law described below.

The employment agreement provides for current monthly gross salary of NIS 37,500 ($9,900). Dr. Stern is eligible to receive an annual cash bonus based on the achievement of performance criteria established by the Chief Executive Officer and our Board of up to $20,000 and an annual cash bonus based on personal and team leadership performance criteria established by our Board of up to $10,000. We pay an amount equal to 5% of Dr. Stern’s salary towards to managers insurance (“bituach minahlim”), up to 2.5% towards disability insurance, 8.33% towards a severance fund and 7.5% to the advanced study fund (“keren hishtalmut”). Dr. Stern is entitled to the use of a company car.

In March 2009, Dr. Stern agreed to a 30% voluntary salary reduction to $6,900 per month to ease cash concerns at the time. Dr. Stern's salary reverted to $9,900 per month in October 2009. Although we were under no formal obligation to do so, in 2010 we repaid Dr. Stern the $26,250 in foregone salary.

On November 5, 2006, Dr. Stern was granted options to purchase 48,895 shares at an exercise price of $2.49 per share. These options vested over 4 years and are fully vested. In addition, pursuant to the agreement he was granted additional options to purchase 16,298 shares at an exercise price $7.35 per share on November 14, 2007. These options vest in equal installments over three years.

Dr. Stern has agreed that, for so long as he is employed and for 12 months following termination for any reason, he will not compete with us or employ or seek to hire any of our employees.

Phyllis Bellin, Director of Finance and Administration, Treasurer and Corporate Secretary

We entered into an agreement with Ms. Bellin on July 1, 2007 providing that Ms. Bellin will serve as our Director of Finance and Administration. The term of the agreement is perpetual unless terminated for disability, death or cause. In addition, either party may terminate the agreement without cause upon three months prior written notice to the other party. In the event we terminate the agreement, we may determine that Ms. Bellin’s employment cease immediately or at any time prior to the expiration of the prior notice period, and in such an event we will pay Ms. Bellin an amount equal to the salary which would have been paid during the remaining notice period. If we terminate the agreement without cause, we must continue to pay an amount equal to her monthly salary, including insurance and social benefits, for a period of six months plus an additional month for each 12 months of employment after completion of her first 12 months of employment after the effective date. These severance amounts are in addition to severance fund payments mandated by Israeli law described below.

The agreement provides for a monthly gross salary of $108,000 per year ($9,000 per month), with a discretionary bonus and additional benefits subject to review by the Chief Executive Officer on an annual basis. Ms. Bellin is eligible to receive an annual cash bonus in the sole discretion of our Board of up to $10,000 per year based upon corporate and personal performance criteria as established by the Chief Executive Officer and our Board. Ms. Bellin is also eligible to receive an annual cash bonus in the sole discretion of our Board of up to $15,000 per year based upon personal and team leadership performance criteria as established by the Chief Executive Officer and our Board.

Ms. Bellin is entitled to participate in or receive benefits under our social insurance and benefits plans, including but not limited to managers insurance (“bituach minahlim”), disability insurance and an advanced study fund (“keren hishtalmut”). We pay certain percentages of Ms. Bellin’s salary towards these insurance and benefits plans, including 5% to managers insurance, up to 2.5% percent to disability insurance, 8.33% to severance compensation and 7.5% to the advanced study fund. Ms. Bellin is entitled to the use of a company car.

In March 2009, Ms. Bellin agreed to a 30% voluntary salary reduction to $6,300 per month to ease cash concerns at the time. Ms. Bellin’s salary reverted to $9,000 per month in October 2009. Although we were under to formal obligation to do so, in 2010 we repaid Ms. Bellin the $18,900 in foregone salary.

In 2006 we granted Ms. Bellin options to purchase 30,468 shares of common stock, all of which have now vested, at an exercise price of $2.49 per share and a term of five years. Under the agreement, in November 2007, we granted Ms. Bellin additional options to purchase 13,964 shares of common stock at an exercise price of $7.35, which was equal to the share price upon admission to AIM. These options are set to vest over a four year period, and will fully vest pursuant to the terms and conditions of the 2006 Stock Incentive Plan and pursuant to our standard form of option agreement.

Ms. Bellin’s agreement also stipulates a one-year post-termination covenant-not-to-compete.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table set forth certain information, on an award-by-award basis, concerning outstanding unexercised options to purchase common stock and common stock that had not yet vested for each Named Executive Officer as of December 31, 2010.

			Option Awards						Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Eugene A. Bauer	Options	11/14/07	82,327	(1)	—		7.35	11/14/2012
	Options	9/14/10	—		28,571	(1)	8.19	09/14/2020
	Restricted Stock	10/18/10							57,142	(2)	$380,000	(3)
	Total		82,327		28,571				57,142		$380,000
Andrew L. Pearlman	Options	3/30/06	182,806	(4)	—		2.49	03/30/2016
	Options	11/14/07	68,552	(4)	22,850	(4)	7.35	11/14/2012
	Warrants	3/31/06	905,190		—		2.49	03/31/2016
	Warrants	3/31/06	35,922		—		0.00017	03/31/2016
	Total		1,192,470	(1)	22,850
Stephen Bellomo	Options	8/23/07	32,087	(4)	10,695	(4)	4.10	08/23/2012
	Options	11/14/07	668	(4)	222	(4)	7.35	11/14/2012
	Total		32,755		10,917
Baruch Stern	Options	5/11/06	48,895	(4)	—		2.49	05/11/2011
	Options	11/14/07	16,298	(1)	—		7.35	11/14/2012
	Total		65,193		—
Phyllis Bellin	Options	5/11/06	30,468	(4)	—		2.49	05/11/2011
	Options	11/14/07	10,473	(4)	3,491	(4)	7.35	11/14/2012
	Total		40,941		3,491
___________

(1)	The reported options are scheduled to vest in equal annual installments over three years, beginning on the first anniversary of the grant date.

(2)	The reported shares of restricted stock are scheduled to vest as follows: 14,285 shares vest on each of October 18, 2012 and October 18, 2013; 28,572 shares vest on October 18, 2014.

(3)	The market value of our common stock was calculated based upon the closing price reported on the MEDU line on December 31, 2010 of GBP 4.29 per share or, based on then-current exchange rates, $6.65.

(4)	The reported options are scheduled to vest in equal annual installments over four years, beginning on the first anniversary of the grant date.

2006 Stock Incentive Plan

The restricted stock and options outstanding as of December 31, 2010 were granted under our 2006 Stock Incentive Plan, referred to as the 2006 Stock Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended in 2007 and 2010.  The 2006 Stock Plan is administered by the Compensation Committee of the Board (the “Committee”).  Subject to the provisions of the 2006 Stock Plan, the Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2006 Stock Plan.

Our 2006 Stock Plan provides that, unless otherwise stated in an award agreement, in the event of a change in control, all outstanding unvested options will be immediately and fully vested and exercisable, and all restrictions applicable to outstanding restricted stock awards will terminate fully, except under certain circumstances in which the relevant participant is associated with the party/ies gaining control of us.

An option holder will have the right to exercise any subsisting options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

(a)	if the termination of service was due to any reason other than death or disability — for the shorter of 90 days from the date of termination of service and the unexpired term of the option; or

(b)	if the termination of service was due to death or disability of the option holder — for the shorter of one year from the date of termination of service and the unexpired term of the option.

The Committee may, in its sole discretion, extend these periods. To the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates. Similarly, unvested awards of restricted stock will be forfeited and returned to us in the event of a termination of service occurring prior to the expiration of the vesting period for the award.

For the purposes of the 2006 Stock Plan, termination of service means the termination of a person’s status as our employee or director or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

2010 Director Compensation

Our Directors did not receive compensation for their service on our Board of Directors in 2009. In March 2010, the Compensation Committee of our Board, in consultation with its outside compensation consultant, recommended a comprehensive compensation policy for directors, which our Board adopted. Under this policy, non-executive directors receive a $5,000 annual retainer fee, as well as meeting fees that range between $750 – $2,000 per meeting based on location and type. The Chairmen of Board committees receive an annual retainer of $1,500. In addition, upon recommendation of the Compensation Committee, our Board determined to award to each of Dr. Bauer, Mr. Kanter, Dr. McMurray and Mr. Brukardt a one-time option grant of 28,571 shares of common stock each to reflect the fact that these directors had not received any compensation or equity awards since 2007. The Board further established an annual option grant program for non-executive directors in the amount of 12,857 shares each. Such options will have a 10-year term, vest in equal installments over three years and have an exercise price equal to the average closing price on the applicable exchange for the 10-day trading period prior to the date of issuance. Such annual grant will be made each January 2nd or as soon as practical thereafter. The first such annual grants were made on January 12, 2011.

The following table provides director compensation information as of December 31, 2010 for our non-executive directors who served as such at any time during that year.

Name	Fees earned or paid in cash ($)	Option awards ($)		Total ($)
Gary Allan Brukardt	6,000	52,386	(1)	58,386
Alastair Clemow, Ph.D.	6,667	23,167	(2)	29,834
Joel Stephen Kanter	10,750	52,386	(1)	63,136
Stephen Devon McMurray, M.D.	8,000	52,386	(1)	60,386
___________

(1)
Represents the fair value of options to purchase 28,571 shares of common stock under our 2006 Stock Plan at an exercise price of $8.19 per share. Such options have a 10-year term and vest in equal installments over three years.  As of December 31, 2010, Mr. Brukardt held options to purchase an aggregate of 100,977 shares of common stock, Mr. Kanter held options to purchase an aggregate of 77,374 shares of common stock and Dr. McMurray held options to purchase an aggregate of 61,623 shares of common stock.

(2)
Represents the fair value of the option to purchase 12,857 shares of common stock under our 2006 Stock Plan at an exercise price of $8.19 per share granted to Dr. Alastair Clemow upon joining our Board in August 2010. Such options have a 10-year term and vest in equal installments over three years.  As of December 31, 2010, Dr. Clemow held options to purchase an aggregate of 12,857 shares of common stock.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware, referred to herein as the DGCL. Our amended and restated certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for any of the following:

•	Any transaction from which the director derived an improper personal benefit;

•	Acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	Voting or assenting to unlawful payments of dividends or other distributions.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect to any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited in accordance with the DGCL.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We intend to enter into separate indemnification agreements with each of our officers and directors. These agreements, among other things, will require us to indemnify our officers and directors for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by an officer or director in any action or proceeding which the person provides services at our request, to the fullest extent permitted by Delaware law. We will not indemnify an officer or director, however, unless he or she acted in good faith, reasonably believed his or her conduct was in, and not opposed, to our best interests, and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful.

We maintain directors and officers liability insurance coverage for the benefit of our directors and officers. Such insurance is generally designed to respond to claims against company officers and directors alleging breach of duty. Subject to their terms, conditions, and exclusions, these policies respond to civil and criminal matters, including securities-related matters. Our company’s program structure consists of “standard” coverage, as well as “A-side difference in conditions” coverage. Standard coverage includes coverage for non-indemnifiable claims against individuals (“A-side claims”), indemnifiable claims against individuals (“B-side claims”), and securities claims (including securities claims against the corporate entity) (“C-side claims”). The separate A-side difference in conditions coverage responds only for non-indemnifiable claims. Subject to its terms, conditions, and exclusions, the A-side coverage responds when the underlying standard coverage fails to respond in certain situations. We believe our coverage is consistent with industry standards.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 regarding the common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans.

Plan Category	Number of shares to Be Issued Upon Exercise of Outstanding Options (1)	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,172,755	$4.55	498,672
Equity compensation plans not approved by security holders (2)	30,879	$2.49	0
___________

(1)	The number of shares is subject to adjustment in the event of stock splits and other similar events.

(2)	Options disclosed were issued to one individual outside our 2006 Stock Plan. No executive compensation plan, other than the 2006 Stock Plan, exists.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 15, 2011 by the following:

•	Each of our directors and named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

For purposes of the table below, we treat shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after August 15, 2011 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Medgenics, Inc., 555 California Street, Suite 311, San Francisco, California 94104.

	Shares Beneficially Owned
Name	Number	Percentage

Named Executive Officers and Directors:

Eugene Bauer(1)	282,269	2.9%
Phyllis Bellin(2)	21,137	*
Stephen Bellomo(3)	43,451	*
Isaac Blech(4)	2,874,410	26.4%
Gary Brukardt(5)	131,810	1.4%
Alastair Clemow(6)	4,286	*
Joel Kanter(7)	228,341	2.4%
Stephen McMurray(8)	116,055	1.2%
Andrew Pearlman(9)	1,227,845	11.3%
Baruch Stern(10)	46,024	*
All directors and executive officers as a group (11 persons)(11)	4,975,628	40.0%

	Shares Beneficially Owned
Name	Number	Percentage

5% Stockholders:

Estate of Lord Leonard Steinberg (deceased)(12) Beryl Steinberg 20 Carrwood, Halebarns, Cheshire WA15 0EE	719,649	7.4%
Joshua Kanter(13) 7090 Union Park Avenue Suite 460 Salt Lake City, Utah 84047	672,870	7.0%
Chicago Investments, Inc.(14) 8000 Towers Crescent Drive Suite 1300 Vienna, Virginia 22182	650,700	6.7%
ACNYC LLC(15) Andrew Cader 70 Meeting House Road Mount Kisco, New York 10549	614,000	6.2%
___________

*	Represents less than 1%.

**	Percentages calculated in accordance with SEC rules and based upon 9,638,948 shares of common stock outstanding as of August 15, 2011.

(1)
Includes 9,524 options at $8.19 per share expiring on 9/14/20, 82,327 options at $7.35 per share expiring on 11/14/12 and 57,142 shares of restricted common stock, the restrictions on which will lapse with respect to 25% of the shares in October 2012, with respect to an additional 25% of the shares in October 2013 and with respect to the remainder in October 2014.

(2)	Includes 10,473 options at $7.35 per share expiring on 11/14/12.

(3)	Consists of 42,783 options at $4.10 per share expiring on 5/16/12 and 668 options at $7.35 per share expiring on 11/14/12.

(4)	Included in the interests of Mr. Blech are:

(i)	400,000 shares of common stock held by Liberty Charitable Remainder Trust FBO Isaac Blech UAD 1/9/87 (the “Liberty Trust”);

(ii)	400,000 shares of common stock held by West Charitable Remainder Unitrust (the “West Trust”); and

(iii)
844,053 shares of common stock, 230,357 warrants having an exercise price of $4.54 per share expiring on 9/22/15 and 1,000,000 warrants having an exercise price of $6.00 per share expiring on 4/12/16 held by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “River Trust”).

Mr. Blech is the sole trustee of each of the Liberty Trust, the West Trust and the River Trust (collectively, the “Trusts”), and, as such, has sole voting and dispositive power over the securities held by the Trusts. Mr. Blech disclaims beneficial ownership of the securities held by the Trusts, except to the extent of his pecuniary interest therein, if any.  The address of the Trusts is 75 Rockefeller Center, 29th Floor, New York, New York 10019.

(5)	Includes 45,701 options at $2.49 per share expiring on 9/18/11, 26,705 options at $7.35 per share expiring on 11/14/12 and 9,524 options at $8.19 per share expiring on 9/14/20.

(6)	Consists of options at $8.19 per share expiring on 9/13/20.

(7)	Included in the interests of Joel Kanter are his interests in:

(i)
Securities held by the Kanter Family Foundation (“KFF”), an Illinois not-for-profit corporation of which Joel Kanter is the President and is a Director and over which he exercises sole voting and investment control, but he disclaims any and all beneficial ownership of securities owned by such entity. Shares beneficially owned by KFF include 106,823 shares of common stock, 2,755 warrants having an exercise price of $8.75 per share expiring on 2/13/12, 10,714 warrants having an exercise price of $4.54 per share expiring on 9/22/15 and 1,932 warrants having an exercise price of $4.99 per share expiring on 4/12/16;

(ii)
1,375 shares of common stock held by Windy City, Inc., closely-held corporation of which Joel Kanter is the President and is a Director and over which he exercises sole voting and investment control, but he disclaims any and all beneficial ownership of securities owned by such entity; and

(iii)	46,415 shares of common stock, 48,803 options at $7.35 per share expiring on 11/14/12 and 9,524 options at $8.19 per share expiring on 9/14/20 held directly by him.

(8)	Includes 33,052 options at $7.35 per share expiring on 11/14/12, 9,524 options at $8.19 per share expiring on 9/14/20 and 644 warrants having an exercise price of $4.99 per share expiring on 4/12/16.

(9)
Includes 182,806 options at $2.49 per share expiring on 3/31/16, 68,552 options at $7.35 per share expiring on 11/14/12 and 905,190 warrants having an exercise price of $2.49 per share expiring on 3/31/16 held directly by Dr. Pearlman. Also includes 94 shares of common stock held by Dr. Pearlman’s wife and 1,719 shares of common stock and 35,922 warrants having an exercise price of $0.0002 per share expiring on 3/31/16 held by ADP Holding, an entity controlled by Dr. Pearlman.

(10)	Includes 16,298 options at $7.35 per share expiring on 11/14/12.

(11)	Footnotes (1) through (10) are incorporated herein.

(12)
Includes 32,741 warrants having an exercise price of $5.37 per share expiring on 5/31/12, 21,828 warrants having an exercise price of $5.37 per share expiring on 12/4/12, 23,783 warrants having an exercise price of $5.65 per share expiring on 12/3/12, 12,857 warrants having an exercise price of $8.75 per share expiring on 1/30/12, and 21,885 warrants having an exercise price of $4.99 per share expiring on 4/12/16.

(13)	Included in the interests of Joshua Kanter (who is the brother of Joel Kanter) are his interests in:

(i)
Securities held by Chicago Investments, Inc. (“CII”). Sole voting and investment control of our common stock owned by CII is vested in Joshua Kanter, as President and a Director of CII, but he disclaims any and all beneficial ownership of securities owned by such entity. Includes 636,975 shares of common stock, 5,357 warrants having an exercise price of $4.54 per share expiring on 9/22/15 and 8,368 warrants having an exercise price of $4.99 per share expiring on 4/12/16;

(ii)
4,285 shares of our common stock held by The Holding Company, Inc. (“THC”). Sole voting and investment control of our common stock owned by THC is vested in Joshua Kanter, as President and a Director of THC, but he disclaims any and all beneficial ownership of securities owned by such entity; and

(iii)
6,870 shares of our common stock held by Chicago Private Investments, Inc (“CPI”). Sole voting and investment control of our common stock owned by CPI is vested in Joshua Kanter, as President and a Director of CPI, but he disclaims any and all beneficial ownership of securities owned by such entity.

(14)	The shares of common stock owned by CII are also included in the ownership of Joshua Kanter described above.

(15)
Information based on a Schedule 13G filed with the SEC on May 12, 2011 by ACNYC LLC (“ACNYC”) and Andrew Cader.  As reported in the Schedule 13G, ACNYC and Mr. Cader share voting and dispositive power over 350,000 shares of common stock plus 264,000 warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.  We were not subject to Exchange Act reporting obligations in 2010.

Certain Relationships and Related Transactions

Director and Officer Transactions

In September 2010, Dr. Eugene Bauer, our Chairman of the Board of Directors, exercised warrants to purchase 28,571 shares of common stock at an exercise price of US $2.49 per share ($71,000 aggregate exercise price) and used the cashless exercise mechanism to exercise additional warrants to purchase 57,147 shares. The fair market value of our common stock utilized to calculate the number of shares issued under such mechanism was the average closing price reported on the MEDU line for the ten trading days prior to the commitment to exercise, which equated to GBP 5.25 per share or, based on then-current exchange rates, $8.19. Using this cashless exercise method, Dr. Bauer was issued 39,786 shares and, together with the warrants exercised for cash, was issued a total of 68,357 shares of common stock as a result of these warrant exercises.

In September 2010, Dr. Stephen McMurray, a Director of our company, exercised warrants to purchase 30,559 shares of common stock and options to purchase 45,701 shares of common stock, each having an exercise price of $2.49 per share using the cashless exercise mechanism. Based on the same cashless exercise pricing mechanism described above, Dr. McMurray was issued 21,275 shares as a result of the warrant exercise and 31,817 shares as a result of the option exercise, or 53,092 shares of common stock in total.

In September 2010, Mr. Joel Kanter, a Director of our company, and certain parties described in the section entitled “Principal Stockholders” exercised warrants and options. Mr. Kanter exercised options to purchase 45,701 shares of common stock at an exercise price of $2.49 per share, or an aggregate exercise price of $113,568, In addition, Chicago Investments, Inc. exercised warrants to purchase 402,306 shares of common stock at an exercise price of $0.02 per share, or an aggregate exercise price of $7,040, and exercised warrants to purchase an additional 30,559 shares at an exercise price of $4.10 per share, or an aggregate exercise price of $125,140. Chicago Private Investments, Inc. exercised warrants to purchase 0.1 shares of common stock at an exercise price of $8.75 per share, or an aggregate exercise price $0.75. CIBC Trust Company (Bahamas) Limited, as trustee, exercised warrants to purchase 87,405 shares of common stock at an exercise price of $2.49 per share, or an aggregate exercise price of $217,703.

In December 2010, Dr. Bauer exercised options with respect to 91,402 shares, using the cashless exercise mechanism, to acquire 56,859 shares of common stock. The fair market value of our common stock utilized to calculate the number of shares issued under such mechanism was the average closing price reported on the MEDU line for the ten trading days prior to the commitment to exercise, which equated to GBP 4.24 per share, or based on then-current exchange rates, $6.58 per share.

In December 2010, Ms. Phyllis Bellin, our Director of Finance and Administration, exercised warrants with respect to 17,143 shares, using the same cashless exercise mechanism described above for Dr. Bauer’s December 2010 exercise, to acquire 10,664 shares of common stock.

In December 2010, Dr. Baruch Stern, our Chief Scientific Officer, exercised warrants for 11,429 shares of common stock at an exercise price of $0.02 per share.

On the closing date of our U.S. initial public offering (April 13, 2011), our 2009 and 2010 Debentures were automatically converted pursuant to their terms into shares of common stock, and we issued 5-year warrants in connection with the conversion of the 2009 Debentures.  Some of these Debentures were held by our directors and other related parties.  Specifically, a 2010 Debenture held by River Charitable Remainder Unitrust f/b/o Isaac Blech, of which Mr. Blech is the sole trustee, in the amount of $2,150,000, together with accrued interest, was converted into 644,053 shares of common stock at a conversion price of $3.405 per share of common stock.  Chicago Investments, Inc. (CII) held 2009 Debentures in the aggregate amount of $65,000 and a 2010 Debenture in the amount of $50,000, which, together with accrued interest, were converted into 23,908 shares of common stock at a conversion price of $2.724 per share and 14,978 shares of common stock at a conversion price of $3.405 per share, respectively.  In addition, we issued a 5-year warrant expiring on April 12, 2016 to purchase 8,368 shares of common stock at an exercise price of $4.99 per share to CII in connection with the conversion of its 2009 Debentures.  Joshua S. Kanter, Joel Kanter’s brother, is the President and is a director of CII.  The Estate of Lord Leonard Steinberg held 2009 Debentures in the aggregate amount of $170,000 which, together with accrued interest, were converted into 62,527 shares of common stock at a conversion price of $2.724 per share, and we issued a 5-year warrant expiring on April 12, 2016 to purchase 21,885 shares of common stock at an exercise price of $4.99 per share to the Estate of Lord Leonard Steinberg in connection with the conversion of its 2009 Debentures.  Finally, the Kanter Family Foundation held a 2009 Debenture in the amount of $15,000 and a 2010 Debenture in the amount of $100,000, which, together with accrued interest, were converted into 5,518 shares of common stock at a conversion price of $2.724 per share and 29,956 shares of common stock at a conversion price of $3.405 per share, respectively.  In addition, we issued a 5-year warrant expiring on April 12, 2016 to purchase 1,932 shares of common stock at an exercise price of $4.99 per share to the Kanter Family Foundation in connection with the conversion of its 2009 Debenture.  The Kanter Family Foundation is an Illinois not-for-profit corporation of which Joel Kanter is the President and is a Director.

In May 2011, Mr. Gary Brukardt, a Director of our company, exercised warrants to purchase 60,507 shares of common stock at an exercise price of $2.49 per share using the same cashless exercise mechanism described above for Dr. Bauer’s December 2010 exercise, to acquire 18,269 shares of common stock.

In May 2011, Dr. Baruch Stern, our Chief Scientific Officer, exercised options to purchase 48,895 shares of common stock at an exercise price of $2.49 per share using the same cashless exercise mechanism described above for Dr. Bauer’s December 2010 exercise, to acquire 18,297 shares of common stock.

Lease of Property

Through an oral arrangement, we used through June 2011 corporate headquarters space in Vienna, Virginia leased by Chicago Investments, Inc. (CII). Joshua S. Kanter, Joel Kanter’s brother, is the President and is a director of CII. We reimbursed CII for certain costs related to our use of the space, such as postage, phone services and the like. We did not pay any rent to CII.

Sales of Securities

Directors and their related parties have from time to time purchased our unregistered shares of common stock or unregistered convertible notes on the same terms and at the same per security prices as offered to third parties.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected and appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2011. Kost Forer Gabbay & Kasierer audited our consolidated financial statements as of and for the years ended December 31, 2010 and 2009.  Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Kost Forer Gabbay & Kasierer, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the annual meeting; however, they are expected to be available by telephone to respond to appropriate questions.

Fees

The following table sets forth the aggregate fees billed to us by our principal accountant, Kost Forer Gabbay & Kasierer, for professional services rendered on behalf of our company and its subsidiary for fiscal years 2010 and 2009, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

	2010	2009
Audit Fees	$95,500	$103,000
Audit-Related Fees	—	—
Tax Fees	29,100	11,295
All Other Fees	230,000	—
Total	$354,600	$114,295

Audit Fees.  Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, the review of the semi-annual financial statements included in our regulatory filings on AIM, and audit services provided in connection with other statutory and regulatory filings.

Tax Fees.  Tax Fees include professional services related to tax compliance, tax advice and tax planning, including, but not limited to, the preparation of federal and state tax returns.

All Other Fees.  All Other Fees include professional services related to non-audit related services, primarily relating to our U.S. initial public offering.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by the independent auditors.  All of the fiscal year 2009 and 2010 audit and non-audit services were pre-approved by the Audit Committee of our Board of Directors.

Vote Required

Assuming a quorum is present, the ratification of the appointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present.  In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The undersigned members of the Audit Committee of the Board of Directors of Medgenics, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2010 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Medgenics, Inc. for the fiscal year ended December 31, 2010.

2.
The Audit Committee has discussed with representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010 be included in our Registration Statement on Form S-1 (No. 333-170425) for filing with the SEC, and in our 2010 annual report to stockholders accompanying this proxy statement.

Submitted by the Audit Committee:

Joel Kanter, Chairman
Gary Brukardt
Alastair Clemow

OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the annual meeting.  However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.  A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.  STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Andrew L. Pearlman
Chief Executive Officer and President

San Francisco, California
August 18, 2011

[Form of Proxy for U.S. Stockholders]

PROXY	PROXY

MEDGENICS, INC.
555 California Street, Suite 311
San Francisco, California  94104

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDGENICS, INC.

The undersigned hereby appoints Andrew L. Pearlman and Eugene A. Bauer, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of Medgenics, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, September 7, 2011 at 10:00 a.m. local time at the offices of Lippert/Heilshorn & Associates, 800 Third Avenue, 17th Floor, New York, New York 10022, and at any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain

	01-Eugene A. Bauer	☐	☐	☐	02-Andrew L. Pearlman	☐	☐	☐

	03-Joel S. Kanter	☐	☐	☐	04-Gary A. Brukardt	☐	☐	☐

	05-Stephen D. McMurray	☐	☐	☐	06- Alastair Clemow	☐	☐	☐

	07-Isaac Blech	☐	☐	☐

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011

For ☐	Against ☐	Abstain ☐

3.	In their discretion, as to such other proper business as may come before the meeting and any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 18, 2011, and the 2010 Annual Report to Stockholders.

Dated: ________________________, 2011

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by more than one person, all should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

If your address is incorrectly shown, please print changes.

[Form of Proxy for Non-U.S. Stockholders]

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

MEDGENICS, INC.

The undersigned stockholder(s) of Medgenics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 18, 2011 and the 2010 Annual Report to Stockholders, and hereby appoints Andrew L. Pearlman, our President and Chief Executive Officer, and Eugene Bauer, our Chairman of the Board, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Medgenics, Inc. to be held on September 7, 2011, at 10:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

ATTENDANCE CARD

MEDGENICS, INC. - ANNUAL MEETING OF STOCKHOLDERS

You may submit your proxy electronically using the Share Portal service at www.capitashareportal.com.

If not already registered for the Share Portal, you will need your Investor Code below.

If you wish to attend this meeting in your capacity as a holder of Common Stock, please sign this card and on arrival hand it to the Company's registrars. This will facilitate entry to the meeting.

Signature of person attending

Barcode:

Investor Code:

Notes

1. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
2. To be valid, this form must be either posted to or delivered by hand to Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU to arrive not less than forty-eight hours before the time of the Annual Meeting of Stockholders.
3. The 'Abstain' option is provided to enable you to abstain on the resolution. However, it should be noted that an 'Abstention' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' or 'Against' the resolution.
4. Pursuant to Delaware law and the Company's Amended and Restated Bylaws, only stockholders of record as of the close of business on August 15, 2011 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof. A stockholder must have his/her name entered on the register of stockholders of the Company by 6.00 pm (UK time) on August 15, 2011 in order to be deemed a stockholder of record. Changes to entries on the register of stockholders after this time shall be disregarded in determining the rights of any person to attend or vote at the meeting.
5. Please contact Capita Registrar's helpline on 0871 664 0321 or, if telephoning from outside the UK, on +44 20 8639 3399 between 9.00 am and 5.00 pm, London time. Calls to Capita Registrars' 0871 664 0321 number are charged at 10p per minute (including VAT) plus any of your service provider's network extras. Calls to Capita Registrars' +44 20 8639 3399 number from outside the UK are charged at applicable international rates. Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes. Capita Registrars cannot provide advice on the merits of the proposed resolutions nor give any financial, legal or tax advice.

FORM OF PROXY

MEDGENICS, INC. - ANNUAL MEETING OF STOCKHOLDERS

Bar Code:

Investor Code:

Event Code:

I/We being a stockholder of Medgenics, Inc. hereby appoint Andrew L. Pearlman, our President and Chief Executive Officer, and Eugene Bauer, our Chairman of the Board, or either of them acting singly in the absence of the other as my/our proxy to vote on my/our behalf at the Annual Meeting of Stockholders of the Company to be held on Wednesday September 7, 2011, at 10:00am, local time, and at any adjournment thereof. I have indicated with a 'X' how I/we wish my/our votes to be cast on the following proposals:

Total number of Shares held:

PROPOSALS

Please mark 'X' to indicate how you wish your vote to be cast

PROPOSAL 1 - Election of Directors	For	Against	Abstain
1.1 To re-elect Eugene Andrew Bauer as a Director of the Company.			
1.2 To re-elect Andrew Leonard Pearlman as a Director of the Company.			
1.3 To re-elect Joel Stephen Kanter as a Director of the Company.			
1.4 To re-elect Gary Allan Brukardt a Director of the Company.			
1.5 To re-elect Stephen Devon McMurray as a Director of the Company.			
1.6 To re-elect Alastair Clemow as a Director of the Company.			
1.7 To re-elect Isaac Blech as a Director of the Company.			

PROPOSALS

Please mark 'X' to indicate how you wish your vote to be cast

Signature

Date

[Form of Direction for Holders of Depository Interests]

Medgenics, Inc.
555 California Street, Suite 311
San Francisco, California 94104
(the “Company”)

Form of direction for completion by holders of Depository Interests representing shares of Common Stock on a 1-for-1 basis in the Company in respect of the Annual Meeting of Stockholders to be held on Wednesday, September 7, 2011, at 10:00 a.m. local time, at the offices of Lippert/Heilshorn & Associates located at 800 Third Avenue, 17th Floor, New York, New York, United States, for the following purposes:

Annual Meeting of Stockholders
Form of Direction

I/We

Of

(Please insert full name(s) and address(es) in BLOCK CAPITALS)

being a holder of Depository Interests representing shares in the Company hereby instruct Capita IRG Trustees Limited, the Depository, to vote for me/us and on my/our behalf in person or by proxy at the September 7, 2011 Annual Meeting of the Company to be held on the above date (and at any adjournment thereof) as directed by an X in the spaces below.

Please indicate with an “X” in the spaces below how you wish your vote to be cast. If no indication is given, you will be deemed as instructing the Depository to abstain from voting on the specified resolution.

	For	Against	Abstain
PROPOSAL 1 — Election of Directors
To re-elect Eugene A. Bauer as a Director of the Company.
To re-elect Andrew L. Pearlman as a Director of the Company.
To re-elect Joel S. Kanter as a Director of the Company.
To re-elect Gary A. Brukardt a Director of the Company.
To re-elect Stephen D. McMurray as a Director of the Company.
To re-elect Alastair Clemow as a Director of the Company.
To re-elect Isaac Blech as a Director of the Company.
PROPOSAL 2 – Ratification of Accounting Firm
Ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Date ___________ 2011

Address

Signature

Notes

1.
To be effective, this Form of Direction and the power of attorney or other authority (if any) under which it is signed, or a notarially or otherwise certified copy of such power or authority, must be deposited at Capita Registrars, PXS, 34 Beckenham Road, Beckenham, Kent BR3 4TU not later than 72 hours before the time appointed for holding the meeting.

2.	Any alterations made to this Form of Direction should be initialled.

3.	In the case of a corporation this Form of Direction should be given under its Common Seal or under the hand of an officer or attorney duly authorised in writing.

4.
Please indicate how you wish your votes to be cast by placing “X” in the box provided.  On receipt of this form duly signed, you will be deemed to have authorised Capita IRG Trustees Limited to vote, or to abstain from voting, as per your instructions.

5.
Depository interests held in uncertified form (i.e. in CREST), representing shares on a one for one basis in the Company, may be voted through the CREST Proxy Voting Service in accordance with the procedures set out in the CREST manual.

6.
The Depository will appoint the Chairman of the meeting as its proxy to cast your votes. The person appointed proxy may also vote or abstain from voting as he or she thinks fit on any other business (including amendments to resolutions) which may properly come before the meeting.

7.
Depository interest holders wishing to attend the meeting should contact the Depository at Capita IRG Trustees Limited, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU by no later than 6.00pm (UK time) on the 4th September 2011.